Archer Announces Fourth Quarter and Full Year 2025 Results, US and UAE Air Taxi Pilot Programs On-Track for 2026 ● On-track for piloted vertical take-off and landing operations as part of the White House’s eVTOL Integration Pilot Program (eIPP) and Archer’s UAE commercial launch program. ● Targeting first passenger-carrying flights in 2026.* ● Received final FAA acceptance of 100% of “Means of Compliance,” making Archer the first to achieve this certification milestone for an eVTOL aircraft. ● Expanded defense opportunities with dual-use, hybrid aircraft program and powertrain sales. ● Ended 2025 with record liquidity of ~$2.0B. SANTA CLARA, CA, March 2, 2026 - Archer Aviation Inc. (“Archer” or the “Company”) (NYSE: ACHR) today announced operating and financial results for the fourth quarter and full year ended December 31, 2025. The Company issued a shareholder letter from founder and CEO, Adam Goldstein discussing highlights from the quarter. Commenting on fourth quarter 2025 results, Adam Goldstein said: “Everything we’ve built over the past seven years is converging, and our strategy is paying off in ways the market is only beginning to understand.”

Live Webcast Details Archer will host a live webcast to discuss its results at 2:00 p.m. Pacific Time today. The live webcast and replay are accessible via Archer’s investor relations website at investors.archer.com or conference call by dialing 646-844-6383 (domestic) or +1 833-470-1428 (international) and entering the access code 043388. Recent Highlights Piloted VTOL Operations on Track for eIPP and UAE with Expanded Midnight Fleet Archer is growing its Midnight fleet and expanding its flight test program. The newest aircraft is now in its VTOL flight test campaign and will work through progressively more advanced test points ahead of full piloted transition flight. Archer will continue to expand its piloted Midnight fleet throughout 2026, with several aircraft in various stages of completion. With its growing fleet, Archer is on track for piloted vertical take-off and landing operations as part of the White House’s eVTOL Integration Pilot Program later this year. Archer is also on track for piloted VTOL operations in the UAE, where it plans to deliver additional Midnight aircraft. Archer is targeting its first passenger-carrying flights in 2026*. 100% FAA Acceptance of Midnight’s Means of Compliance Archer became the first company to achieve 100% FAA acceptance of its eVTOL aircraft’s Means of Compliance. Means of Compliance is the FAA-agreed-upon criteria by which Archer will demonstrate Midnight meets its airworthiness requirements. Completing the Means of Compliance unlocks Archer’s ability to finalize the acceptance of its remaining certification plans with the FAA. Archer expects those to be resolved in the coming quarters, clearing the path for Type Inspection Authorization (TIA) activities to begin on its Midnight program as soon as this year. Expanded Defense Opportunities and Powertrain Sales Archer’s partnership with Anduril is at the core of its defense strategy, and it continues to expand. The two companies are designing an autonomous, hybrid-electric VTOL aircraft built for dual use. In November, Archer announced its first third-party powertrain deal with Anduril and UAE’s EDGE Group to power their Omen autonomous air vehicle—an example of how Archer’s proprietary technologies can be adapted and sold for other applications.

Archer also announced its new UK engineering hub in Bristol. This facility will primarily support Archer’s local collaboration with Anduril UK and GKN, initially focused on their joint work to support uncrewed vehicle programs in the UK. Ended Quarter With ~$2.0 Billion in Liquidity Archer ended FY 2025 with ~$2.0 billion in liquidity. Archer continues to be disciplined about its spend profile and met its Adjusted EBITDA loss guidance for the quarter. *Passenger-carrying operations are intended to begin with additional occupant(s) beyond a pilot.

Fourth Quarter & Full Year 2025 Financial Results We reference several non-GAAP metrics in the financial discussion that follows. Unless otherwise noted or defined, our non-GAAP metrics are calculated by starting with the equivalent GAAP metric. A reconciliation of non-GAAP financial measures to the most comparable GAAP measures is provided below in the section titled “GAAP to Non-GAAP Reconciliation”. SUMMARY FINANCIALS (In millions; unaudited) QUARTER ENDED YEAR ENDED DEC 31, 2025 SEP 30, 2025 DEC 31, 2024 DEC 31, 2025 DEC 31, 2024 TOTAL OPERATING EXPENSES $ 234.7 $ 174.8 $ 124.2 $ 729.6 $ 509.7 NET LOSS (188.9) (129.9) (198.1) (618.2) (536.8) NON-GAAP TOTAL OPERATING EXPENSES 144.2 121.2 98.3 502.1 380.6 ADJUSTED EBITDA (137.9) (116.1) (94.8) (481.8) (368.9) CASH, CASH EQUIVALENTS & SHORT-TERM INVESTMENTS 1,964.7 1,641.3 834.5 1,964.7 834.5 Key Financial Highlights Liquidity ● FY 2025 cash, cash equivalents and short-term investments of $1,964.7 million, an increase of $1,130.2 million from FY 2024, and highest quarter ending liquidity watermark in Archer’s history. ○ Cash used in operating activities: $432.9 million for FY 2025 ○ Cash used for investment in property and equipment: $ 78.8 million for FY 2025 ○ Cash used for acquisitions: $152.1 million for the acquisitions of Hawthorne Airport and Lilium and Overair IP ○ Cash provided by financing activities: $1,796.4 million for FY 2025, primarily driven by the three registered direct offerings with gross proceeds of $1.8 billion. Operating Expenses & Net Loss ● FY 2025 Operating Expenses increased by $219.9 million from FY 2024 to $729.6 million as we continued to invest in the development, test, certification and production activities for our aircraft. We also expanded investments in our go-to-market strategy and support infrastructure to enable the early bring-up of our air taxi operations globally. The increase in operating expenses included a $114.7 million increase in non-cash stock-based compensation expense. ● Q4 2025 Operating Expenses increased by $59.9 million from Q3 2025 to $234.7 million primarily driven by $36.1 million increase in non-cash stock-based compensation expenses, and other spend related to growing headcount and our supply chain efforts. ● FY 2025 Net Loss increased by $81.4 million from FY 2024 to a loss of $618.2 million primarily driven by $219.9 million increase in operating expenses, offset by $107.4 million decrease in non-cash charges within other income (expense), net and $30.9 million increase in interest income, net. ● Q4 2025 Net Loss increased by $59.0 million from Q3 2025 to a loss of $188.9 million primarily driven by the $59.9 million increase in operating expenses as described above. Adjusted EBITDA ● Q4 2025 Adjusted EBITDA was a loss of $137.9 million, which is within the guidance range of $110 million - $140 million. The loss was a planned increase of $21.8 million over Q3 2025 mainly due to increase in people and vendor related expenses. ● FY 2025 Adjusted EBITDA Loss increased by $112.9 million over FY 2024 due to the investment in the development, test, certification and production activities for our aircraft as mentioned earlier. Q1 2026 Financial Estimates ● Archer’s financial estimates for first quarter of 2026 are as follows: ○ Adjusted EBITDA to be a loss of $160 million to $180 million. We have not reconciled our Adjusted EBITDA estimates because certain items that impact non-GAAP metrics are uncertain or out of our control and cannot be reasonably predicted. In particular, stock-based compensation expense and change in fair value of warrants is impacted by the future fair market value of our common stock and warrants along with other factors, all of which are difficult to predict, subject to frequent change, or not within our control. The actual amount of these expenses during 2026 will have a significant impact on our future GAAP financial results. Accordingly, a reconciliation of non-GAAP metrics is not available without unreasonable effort.

About Archer Archer is designing and developing the key enabling technologies and aircraft necessary to power the future of aviation. To learn more, visit www.archer.com. For Investors investors@archer.com For Media The Brand Amp Archer@TheBrandAmp.com Source: Archer Text: ArcherIR Forward-Looking Statements This press release contains forward-looking statements regarding Archer’s future business plans, expectations, and opportunities. These statements include those regarding its expected financial results for the first quarter of 2026; the design, safety and target specifications of its aircraft; pace of design and regulatory outlook, including its ability to finalize remaining certification plans with the FAA and the selection of Archer to participate in the eIPP and its planned trial operations; its ability to timely develop, certify, test, manufacture and deploy its eVTOL aircraft in the US and UAE, or its ability to do so at all; air taxi network buildout, planned operations, and the goal of carrying its first passengers in 2026; expansion of its planned lines of business and development of new business opportunities, including hybrid aircraft and defense programs and UK engineering hub; plans and anticipated benefits of acquisitions, strategic investments, and collaborations with third parties. In addition, this press release refers to agreements that remain conditional, subject to the future execution of definitive agreements and the satisfaction of certain conditions. Such agreements may not be completed or may contain different terms than those currently contemplated. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors. The risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed in Archer’s filings with the Securities and Exchange Commission (“SEC”), including its most recent Annual Report on Form 10-K, which is or will be available on its investor relations website at investors.archer.com and on the SEC website at www.sec.gov. In addition, please note that any forward-looking statements contained herein are based on assumptions that Archer believes to be reasonable as of the date of this press release. Archer undertakes no obligation to update these statements as a result of new information or future events.

ARCHER AVIATION INC. CONSOLIDATED BALANCE SHEETS (In millions; unaudited) DEC 31, 2025 DEC 31, 2024 Assets Current assets Cash and cash equivalents $ 1,021.5 $ 834.5 Restricted cash 7.3 6.8 Short-term investments 943.2 - Prepaid expenses 47.3 12.5 Other current assets 56.8 4.6 Total current assets 2,076.1 858.4 Property and equipment, net 253.6 126.8 Intangible assets, net 80.2 0.3 Right-of-use assets 40.8 8.1 Goodwill 0.1 - Other long-term assets 15.1 7.6 Total assets $ 2,465.9 $ 1,001.2 Liabilities and Stockholders’ Equity Current liabilities Accounts payable $ 30.2 $ 14.6 Current portion of lease liabilities 5.3 3.7 Accrued expenses and other current liabilities 68.1 52.8 Current portion of debt 0.8 - Total current liabilities 104.4 71.1 Debt, net of current liabilities 79.5 64.0 Lease liabilities, net of current portion 36.3 11.3 Warrant liabilities 29.9 89.4 Other long-term liabilities 13.0 12.8 Total liabilities 263.1 248.6 Stockholders’ equity Class A common stock, $0.0001 par value 0.1 0.1 Additional paid-in capital 4,507.9 2,438.4 Accumulated deficit (2,303.8) (1,685.6) Accumulated other comprehensive loss (1.4) (0.3) Total stockholders’ equity 2,202.8 752.6 Total liabilities and stockholders’ equity $ 2,465.9 $ 1,001.2

ARCHER AVIATION INC. CONSOLIDATED STATEMENTS OF OPERATIONS (In millions, except share and per share data; unaudited) QUARTER ENDED DECEMBER 31, YEAR ENDED DECEMBER 31, 2025 2024 2025 2024 Revenue $ 0.3 $ - $ 0.3 $ - Operating expenses: Cost of revenue 0.3 - 0.3 - Research and development 147.1 94.6 493.9 357.7 General and administrative 87.3 29.6 235.4 152.0 Total operating expenses 234.7 124.2 729.6 509.7 Loss from operations (234.4) (124.2) (729.3) (509.7) Other income (expense), net 27.9 (80.1) 58.6 (48.8) Interest income, net 17.6 6.0 52.8 21.9 Loss before income taxes (188.9) (198.3) (617.9) (536.6) Income tax expense - 0.2 (0.3) (0.2) Net loss $ (188.9) $ (198.1) $ (618.2) $ (536.8) Net loss per share, basic and diluted $ (0.26) $ (0.44) $ (0.99) $ (1.42) Weighted-average shares outstanding, basic and diluted 714,436,497 454,010,070 624,307,768 376,734,395

ARCHER AVIATION INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (In millions; unaudited) YEAR ENDED DECEMBER 31, 2025 2024 Cash flows from operating activities Net loss $ (618.2) $ (536.8) Adjustments to reconcile net loss to net cash used in operating activities: Depreciation and amortization expense 20.0 11.7 Debt discount and issuance cost amortization 0.1 - Stock-based compensation expense 223.5 108.8 Change in fair value of warrant liabilities (59.5) 49.5 Gain on issuance of common stock - (1.5) Non-cash lease expense 4.5 3.0 Research and development warrant expense 3.3 8.1 General and administrative warrant expense - 0.2 Technology and dispute resolution agreements expense - 5.6 Amortization of short-term investments purchased at a premium 0.6 - Changes in operating assets and liabilities: Prepaid expenses (12.2) (4.0) Other current assets (6.2) (4.1) Other long-term assets (3.1) (2.4) Accounts payable 8.8 (0.1) Accrued expenses and other current liabilities 16.5 (4.3) Operating lease right-of-use assets and lease liabilities, net (6.1) (3.3) Other long-term liabilities (4.9) 1.0 Net cash used in operating activities (432.9) (368.6) Cash flows from investing activities Purchase of property and equipment (78.8) (82.0) Purchase of short-term investments (1,048.1) - Proceeds from maturities of short-term investments 103.0 - Acquisition of intangible assets (26.2) - Business Combination, net (125.9) - Net cash used in investing activities (1,176.0) (82.0) Cash flows from financing activities Proceeds from issuance of debt - 57.5 Payment of debt issuance costs - (0.7) Proceeds from PIPE financing 10.0 590.1 Proceeds from shares issued under at-the-market program 46.3 138.3 Proceeds from shares issued under employee stock purchase plan 7.4 4.8 Proceeds from issuance of common stock 1,801.8 55.0 Payment of offering costs in connection with financing activities (69.1) (24.6) Net cash provided by financing activities 1,796.4 820.4 Net increase in cash, cash equivalents, and restricted cash 187.5 369.8 Cash, cash equivalents, and restricted cash, beginning of period 841.3 471.5 Cash, cash equivalents, and restricted cash, end of period $ 1,028.8 $ 841.3

Reconciliation of Selected GAAP To Non-GAAP Results

A reconciliation of total operating expenses to non-GAAP total operating expenses for the quarters ended December 31, 2025, September 30, 2025, and December 31, 2024, and for the years ended December 31, 2025 and December 31, 2024, respectively, are set forth below.

RECONCILIATION OF OPERATING EXPENSES

(In millions; unaudited)

	QUARTER ENDED			YEAR ENDED	
	DEC 31, 2025	SEP 30, 2025	DEC 31, 2024	DEC 31, 2025	DEC 31, 2024
TOTAL OPERATING EXPENSES	$ 234.7	$ 174.8	$ 124.2	$ 729.6	$ 509.7
Adjusted to exclude the following:					
Stellantis warrant expense (1)	(0.9)	(0.8)	(2.0)	(3.3)	(8.1)
General and administrative warrant expense	-	-	-	-	(0.2)
Stock-based compensation expense (2)	(88.9)	(52.8)	(23.9)	(223.5)	(108.8)
Technology and dispute resolution agreements (3)	-	-	-	-	(12.0)
Acquisition-related expenses(4)	(0.7)	-	-	(0.7)	-
NON-GAAP TOTAL OPERATING EXPENSES	**$ 144.2**	**$ 121.2**	**$ 98.3**	**$ 502.1**	**$ 380.6**

1. Amounts include non-cash warrant costs, classified as research and development expenses, for the warrants issued to Stellantis in connection with certain services they are providing to the Company.
2. Amounts primarily include stock-based compensation expense for options and restricted stock units issued to employees, non-employees, including the grants issued to our founder and shares issued to vendors.
3. Amounts reflect charges relating to the Wisk Warrants.
4. Amounts reflect acquisition related cash expenses.

Reconciliation of Selected GAAP To Non-GAAP Results

A reconciliation of net loss to Adjusted EBITDA for the quarters ended December 31, 2025, September 30, 2025, and December 31, 2024, and for the years ended December 31, 2025 and December 31, 2024, respectively, are set forth below.

RECONCILIATION OF ADJUSTED EBITDA

(In millions; unaudited)

	QUARTER ENDED			YEAR ENDED	
	DEC 31, 2025	SEP 30, 2025	DEC 31, 2024	DEC 31, 2025	DEC 31, 2024
NET LOSS	$ (188.9)	$ (129.9)	$ (198.1)	$ (618.2)	$ (536.8)
Adjusted to exclude the following:					
Other (income) expense, net [1]	(27.9)	(28.7)	80.1	(58.6)	48.8
Interest income, net	(17.6)	(16.3)	(6.0)	(52.8)	(21.9)
Income tax expense	-	0.1	(0.2)	0.3	0.2
Depreciation and amortization expense	6.0	5.1	3.5	20.0	11.7
Stellantis warrant expense [2]	0.9	0.8	2.0	3.3	8.1
General and administrative warrant expense	-	-	-	-	0.2
Stock-based compensation expense [3]	88.9	52.8	23.9	223.5	108.8
Technology and dispute resolution agreements[4]	-	-	-	-	12.0
Acquisition-related expenses [5]	0.7	-	-	0.7	-
ADJUSTED EBITDA	**$ (137.9)**	**$ (116.1)**	**$ (94.8)**	**$ (481.8)**	**$ (368.9)**

1. Amounts primarily include changes in fair value of the public and private warrants, which are classified as warrant liabilities.
2. Amounts include non-cash warrant costs, classified as research and development expenses, for the warrants issued to Stellantis in connection with certain services they are providing to the Company.
3. Amounts primarily include stock-based compensation expense for options and restricted stock units issued to employees, non-employees, including the grants issued to our founder and shares issued to vendors.
4. Amounts reflect charges related to the Wisk Warrants.
5. Amounts reflect acquisition-related cash expenses.

Non-GAAP Financial Measures To supplement our consolidated financial results prepared in accordance with GAAP, we use the following non-GAAP financial measures: Non-GAAP total operating expenses and Adjusted EBITDA. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, these non-GAAP financial measures have no standardized meaning prescribed by GAAP and are not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measures reflect the exclusion of items that are recurring and may be reflected in our financial results for the foreseeable future. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures. We believe that the use of non-GAAP financial measures help us evaluate our business and financial performance, identify trends impacting our business, formulate business plans and financial projections, and make strategic decisions. We believe that disclosing non-GAAP financial measures to the readers of our financial statements provides useful supplemental data that, while not a substitute for GAAP financial measures, can offer insight in the review of our operating and financial results and enables investors to more fully understand our performance and cash trends by removing the effects of certain non-cash expenses and non-recurring items. We excluded items in the following general categories from one or more of our non-GAAP financial measures, certain of which are described below: STOCK-BASED COMPENSATION EXPENSE We exclude stock-based compensation expense, which is a non-cash expense, from these non-GAAP financial measures because we believe that excluding this item provides meaningful supplemental information on our operating results and enhances our ability and the ability of the investors to understand the impact of non-cash stock-based compensation expense on our operating results. WARRANT EXPENSE & GAINS OR LOSSES FROM REVALUATION OF WARRANTS Expense from our common stock warrants issued to Stellantis, which is recurring (but non-cash) and gains or losses from change in fair value of public and private warrants from revaluation will be reflected in our financial results for the foreseeable future. We exclude warrant expense and gains or losses from change in fair value for similar reasons to our stock-based compensation expense. ACQUISITION-RELATED EXPENSE We exclude cash expenses, including diligence, legal, advisory and other costs incurred with acquisitions, from these non-GAAP financial measures because we believe these transaction-specific expenses are inconsistent in amount and frequency and do not correlate to the operation of our business and excluding these provides meaningful supplemental information on our operating results and enhances our ability and the ability of the investors to understand the impact of non-recurring acquisition-related expense on our operating results. ###